CUMMINS ENGINE COMPANY, INC.
                                EXHIBIT 11
              SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS
       FOR THE FIRST QUARTER ENDED MARCH 31, 1996 and APRIL 2, 1995
                                Unaudited
       ___________________________________________________________



                                       Weighted
                                       Average      Net       Calculated
Millions, Except per Share Amounts      Shares    Earnings    Per Share
__________________________________     ________   ________    __________

1996
____

Net earnings                             40.2       $49         $1.21
Options                                    .1         -
                                         ____       ___
Primary and fully diluted earnings
 per common share                        40.3       $49         $1.21
                                         ____       ___
                                         ____       ___


1995
____

Net earnings                             41.2       $67         $1.63
Options                                    .1         -
                                         ____       ___
Primary and fully diluted earnings
 per common share                        41.3       $67         $1.63
                                         ____       ___
                                         ____       ___